Project Order #1

Statement of Work #1.18

Submitted by

Extranome, Inc.
253 Warren Avenue
Fort Lee, NJ 07024
Phone: 201 969-1651
Fax: 201 969-1651

April 1, 2010

Baeta Corp – Project Order #1 Statement Of Work

Table of Contents

1	Statement of Work	3
2	Scope of work	3
3	Expectations from Vendor	5
4	Expectations from Client	6
5	Intellectual Property	6
6	Change Management	6
7	Plan and Schedule	7
8	Pricing	7
9	Terms and Conditions	7
10	Support Files

Extranime, Inc Proprietary – Confidential

Baeta Corp – Project Order #1 Statement Of Work

1	Statement of Work

This Statement of Work for Project Order #1 (“Project Order #1”) is made and entered into as of this 1st day of November 2008 (the “Effective Date”), by and between Extranome Inc. (hereinafter referred to as "Vendor"), and Baeta Corp, (hereinafter referred to as “Client”) (collectively, the “Parties”). This Project Order #1 is governed by the terms and conditions set forth herein and in the Agreement # soft.2/11012008 from November 1, 2008.  In the event of a conflict between the Agreement # soft.2/11012008 from November 1, 2008 and this Project Order #1, the terms and conditions of this Project Order #1 shall prevail.

2	Scope of work

The scope of work is defined in the separate Software Requirements Specifications (SRS), technical part defined as part of design documentation (DD) and all time lines and milestones are defined by LOE and Project Plans per agreed scope of work.

Tasks completed during the month of March 2010:

2.1	MyHealthTrends for Smoking Cessation (5% LOE)
IT maintenance for PROD and QA environments performed.

2.2	MyHealthTrends for Weight Control and MyHealthTrends for Pain (85% LOE)

2.2.1	Quality Assurance efforts:

Following releases have been tested:
•	MyHealthTrends for Pain, Server S/W v3.1.26, Client S/W v3.1.6.22
•	MyHealthTrends for Weight Control, Server S/W v3.1.26, Client S/W v3.1.6.22

Bugs verified:
3434  enh Practitioner Account Creation for Patients without Computers
3479  min No data displayed in "My Records" tab
3496  min List of devices is not refreshed if patient refreshes data on the web
3509  enh Position cursor to email field when registering patient device
3512  min "Compare with" value of one device report is applied to another device report
3546  min "Cravings by day of Week" data displaying issue
3552  min No "Logout" button on "My Report" page if user has one device

New bugs opened in reported period:
3434  enh Practitioner Account Creation for Patients without Computers (reopened)
3545  nor Reports for selected device number are not displayed when My Reports page is opened for the first time
3546  min "Cravings by day of Week" data displaying issue
3548  min Comment for event is not saved in offline reports

Extranime, Inc Proprietary – Confidential

Baeta Corp – Project Order #1 Statement Of Work

3551  nor Wrong positioning of offline daily report while daily report is opened from weekly/monthly report
3552  min No "Logout" button on "My Report" page if user has one device
3578  nor Incorrect displaying of monthly report "Cravings comparison by Time Periods"
3583  enh Remember last user logged in on practitioner SWA
3584  min Graphical issue on Cravings comparison by Time Periods
3587  min Issue with "Cravings comparison by Time Periods" time scale
3596  min [MP] Purchase link is incorrect
3597  enh [MP] Practitioner should have ability to enter Diagnostic data as is available for Patient
3598  min [MP] Mild pain appears on "Functional Pain Impact" graphic while there is no clicks for this hour
3608  tri [MP] Status is partially displayed in notification area pop up window if Name is of max size
3611  min [MP] Disable entering comment in offline mode

2.2.2	Development efforts
Bugs resolved and enhancements:
3090  enh Provide the interface to download the client applications
3434  enh Practitioner Account Creation for Patients without Computers
3479  min No data displayed in "My Records" tab
3484  tri Long user name looks wrong on website
3496  min List of devices is not refreshed if patient refreshes data on the web
3500  min Issue with sorting patients in MY Census
3509  enh Position cursor to email field when registering patient device
3512  min "Compare with" value of one device report is applied to another device report
3545  nor Reports for selected device number are not displayed whe My Reports page is opened for the first time
3546  min "Cravings by day of Week" data displaying issue
3548  min Comment for event is not saved in offline reports
3552  min No "Logout" button on "My Report" page if user has one device
3578  nor Incorrect displaying of monthly report "Cravings comparison by Time Periods"
3583  enh Remember last user logged in on practitioner SWA
3596  min [MP] Purchase link is incorrect
3597  enh [MP] Practitioner should have ability to enter Diagnostic data as is available for Patient
3598  min [MP] Mild pain appears on "Functional Pain Impact" graphic while there are no clicks for this hour
3608  tri [MP] Status is partially displayed in notification area pop up window if Name is of max size
3611  min [MP] Disable entering comment in offline mode

2.2.3	ITOPS efforts
IT maintenance for PROD and QA environments performed.

2.2.4	Enhancements: Scope 11 – HHC v5.1
Analysis of requirements for enhanced functionality of HHC v5.1 was performed.

Extranime, Inc Proprietary – Confidential

Baeta Corp – Project Order #1 Statement Of Work

An Electrical schematic for device prototype to register events on the one second basis and to record user activity by using embedded 3-axis accelerometer was designed. Draft Design Document v1.3 has been provided to Customer for review of the proposed method of Calorie Burn calculation.

2.3	Baeta Marketing Pages Repository (5% LOE)

2.3.1	ITOPS efforts
IT maintenance for PROD and QA environments performed.

2.4	MyHealthID (5% LOE)

2.4.1	ITOPS efforts
IT maintenance for PROD and QA environments performed.

Tasks to be performed in the month of April 2010:

ITOPS Maintenance

Perform IT maintenance for products “MHT for Pain”, “MHT for Weight Control”, “MyHealthID”, “Baeta Marketing Pages Repository”, hosted in QA and PROD environment.

MyHealthTrends for Weight Control and MyHealthTrends for Pain

Continue bug fixing for bugs still not resolved in previous builds and for new bugs if they are revealed during QA phase.

3551  nor Wrong positioning of offline daily report while daily report is opened from weekly/monthly report
3584  min Graphical issue on Cravings comparison by Time Periods
3587  min Issue with "Cravings comparison by Time Periods" time scale

Provide new releases and deploy them to QA and PROD.

Perform QA for new releases.

Design phase continues for “Scope 11 – HHC v5.1” and “Scope 12 – iPhone Client Application for Pain”.

3	Expectations from Vendor

1.	All Vendor personnel will be provided with a computer having a configuration adequate to perform their respective tasks.

Extranime, Inc Proprietary – Confidential

Baeta Corp – Project Order #1 Statement Of Work

2.	Vendor will furnish weekly status reports. These reports will be based on the tasks assigned to and performed by them.

3.
Vendor will bring to the notice of Client any issue, technical or otherwise that may be a potential risk to the task to be performed and will keep Client informed of the remediation steps taken to mitigate such risks.

4.	Vendor’s team will interact closely with the Client at all stages of the Project.

5.	Vendor will recommend changes to the environment, including the use of newer releases of the system and framework software, if it can justify that such changes will result in a better end product.

6.	Vendor will ensure that the work they do can be verified and audited.

7.	Vendor will provide all required environment for the work and support by IT&S team for smooth development as needed unless dedicated resources required.

4	Expectations from Client

1.	Client will determine the prioritization of the tasks to be performed.

2.	Client will provide all assistance required in the understanding of the scope during the entire length of the Project.

3.
Client will cover, after mutual agreement, all costs for specific software, systems, machines, technologies and licenses which are not part of standard development tools and technologies and specific to Baeta Corp. work.

4.	Client will cover all travel related expenses and travel allowance at actual costs if this is required and approved by Baeta Corp.

5	Intellectual Property

Intellectual Property of all work undertaken on behalf of Client shall vest with Baeta Corp.

6	Change Management

Once a design document has been approved by Client, all changes in the scope of work will have to be approved by both parties after due consideration to the impact that it may have on the schedule and effort. Such changes may result in the financial considerations for the Project to be revised.

Extranime, Inc Proprietary – Confidential

Baeta Corp – Project Order #1 Statement Of Work

7	Plan and Schedule

The plan for developing of the application as stated in the section Scope of Work is as follows:

1.	Extranome, Inc. will have assigned software engineers and designers for the projects personnel at their own premises.

2.	All work will be performed based on separate Software Requirements Specifications and Project Plans.

8	Pricing

The statement of work performs as time and materials (T&M) agreement with initial team of:

•	1 Project Manager

•	1 Technical Lead / Senior Software Developer

•	1 Graphic Designer

•	2 Software Engineers

The cost of initial team is $30,000 per month. The costs covers costs of labor, base work environment and license costs. All specific to the project licenses, machines, parts or equipment are additional to this cost.

Any additional resources are subject to a separate agreement or $50 per hour with prior agreement by the Client.

9	Terms and Conditions

The work is based on 40 hours week, 12 months a year excluding official holidays and vacations, from 9:00am EST to 5:00pm EST schedule. All vacation and holidays will be communicated to the Client in advance and if this is required - Vendor will provide adequate replacement during the member(s) leave of absence.

Extranime, Inc Proprietary – Confidential

Baeta Corp – Project Order #1 Statement Of Work

/s/ Len Pushkantser	/s/ Alexander Gak

By: /s/	By: /s/

Baeta Corp.	Extranome, Inc

Len Pushkanster	Alexander Gak

Baeta Corp.	Extranome, Inc.
1 Bridge Plaza Suite 275	253 Warren Av
Fort Lee, NJ 07024	Fort Lee, NJ 07024
Phone: 201.471.0988	Phone: 201.969.1651

Extranime, Inc Proprietary – Confidential